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                                                                     EXHIBIT 4.1

                              SEMTECH CORPORATION
                 1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                                  AS AMENDED


     1.   PURPOSE.
          -------

          The purpose of the 1994 Non-Employee Directors Stock Option Plan, as amended, of the Corporation is to provide incentives which will attract and retain highly competent persons as directors of the Corporation by providing them with opportunities to acquire a proprietary interest in the Corporation by the grant to such persons of nonqualified Stock Options which may result in their ownership of Common Stock of the Corporation.

     2.   DEFINITIONS.  Unless otherwise defined herein or the context otherwise
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requires, the capitalized terms used herein shall have the following meanings:

          (a) "Administrator" means the Board or the Committee, whichever shall
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be administering the Plan from time to time in the discretion of the Board, as described in Section 4 of the Plan.

          (b) "Annual Meeting" means the 1994 Annual Meeting of the
               --------------
Corporation's stockholders.

          (c) "Board" means the Board of Directors of the Corporation.
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          (d) "Committee" means a committee appointed by the Board to administer
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the Plan pursuant to Section 4(b) hereof.

          (e) "Common Stock" means the common stock of the Corporation.
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          (f) "Corporation" means Semtech Corporation, a Delaware corporation.
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          (g) "Date of Grant" means the date determined as set forth in Section
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6 hereof.

          (h) "Disability" means any medically determinable physical or mental
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impairment of a Participant, as determined by the Administrator, in its complete and sole discretion, which is expected to last for a period of at least 180 days as a result of which such Participant is unable to engage in any substantial gainful activity. All determinations as to a Participant's disabled status, and the date and extent of any disability, shall be made by the Administrator upon the basis of such information as it deems necessary or desirable.

          (i) "Effective Date" means the date on which all Required Approvals
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have been obtained.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as
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amended.
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          (k)   "Fair Market Value" means the value of one (1) Share of Common
                 -----------------
Stock, determined as follows:

          (i) If the Shares are traded on an exchange or over-the-counter on the National Market System (the "NMS") of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), (A) if listed on an exchange, the closing price as reported for composite transactions on the business day immediately prior to the date of valuation or, if no sale occurred on that date, then the mean between the closing bid and asked prices on such exchange on such date, and (B) if traded on the NMS, the last sale price on the business day immediately prior to the date of valuation or, if no sale occurred on such date, then the mean between the highest bid and lowest asked prices as of the close of business on the business day immediately prior to the date of valuation, as reported in the NASDAQ system;

          (ii) If the Shares are not traded on an exchange or the NMS but are otherwise traded over-the-counter, the mean between the highest bid and lowest asked prices quoted in the NASDAQ system as of the close of business on the business day immediately prior to the date of valuation or, if on such day such security is not quoted in the NASDAQ system, the mean between the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; and

          (iii) If neither clause (i) nor (ii) above applies, the fair market value as determined by the Administrator in good faith. Such determination shall be conclusive and binding on all persons.

          (l)   "Normal Board Retirement" means, in conjunction with
                 -----------------------
termination of a Participant's services as a member of the Board for any reason other than death or Disability, the determination of the Administrator or the Nominating Committee of the Board that such termination constitutes Normal Board Retirement. In the absence of such a determination, termination of a Participant's services as a member of the Board shall be deemed to be for reasons other than Normal Board Retirement.

          (m)   "Option" or "Stock Option" means a stock option that does not
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qualify as an incentive stock option within the meaning of Section 422 of the
Internal Revenue Code of 1986, as amended.

          (n)   "Option Agreement" means an option agreement signed by the
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Corporation and the Participant in such form and including such terms and conditions not inconsistent with the Plan as the Administrator may in its discretion from time to time determine.

          (o)   "Initial Option" shall have the meaning ascribed to it in
                 --------------
Section 6(a) hereof.

          (p)   "Annual Option" shall have the meaning ascribed to it in Section
                 -------------
6(b) hereof.

          (q)   "Participant" means any Participating Director who elects to
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receive Options pursuant to Section 6 hereof.

          (r)   "Participating Director" means a member of the Board who is not
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an employee of the Corporation or any of its present or future parent or subsidiary corporations.

          (s) "Plan" means the 1994 Non-Employee Directors Stock Option Plan, as
               ----
amended and as set forth herein, and as it may be amended from time to time.

          (t) "Required Approvals" means the approval of this Plan by the
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affirmative vote of a majority of the shares of Common Stock present in person or by proxy, and entitled to vote, at the Annual Meeting.

     3.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN.
          ------------------------------------------

          (a) Subject to the provisions of Section 3(c) and Section 8 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred or exercised pursuant to Options granted under the Plan shall not exceed 250,000.

          (b) The shares to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock.

          (c) Shares of Common Stock subject to an unexercised portion of any Stock Option granted under the Plan which expires or terminates or is canceled will again become available for the grant of further Options hereunder.

     4.   ADMINISTRATION OF THE PLAN.
          --------------------------

          (a) The Plan shall, to the extent possible, be self-effectuating. To the extent administration is required, the Board is authorized and empowered to administer the Plan, which administration shall include (but is not limited to) authority to (i) construe and interpret the plan and any agreements defining the rights and obligations of the Corporation and Participants under the Plan; (ii) prescribe, amend and rescind rules and regulations relating to the Plan; (iii) further define the terms used in the Plan; (iv) determine the rights and obligations of Participants under the Plan; and (v) make all other determinations necessary or advisable for the administration of the Plan. Each Option granted under the Plan shall be evidenced by an Option Agreement.

          (b) The Board may, in its discretion, delegate any or all of its authority under the Plan to a committee consisting of two or more non-director employees of the Corporation, so long as allowable under applicable law.

          (c) No member of the Administrator will be liable for any action or determination made in good faith by the Administrator with respect to the Plan or any Option under it, including, without limitation, adjustments pursuant to
Section 8. In making determinations under the Plan, the Administrator may obtain and may rely upon the advice of independent counsel and accountants and other advisors to the Corporation. No member of the Administrator nor any officer of the Corporation shall be liable for any such action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder.

     5.   PARTICIPATION.
          -------------

          Options shall be granted to each Participating Director exclusively in accordance with the provisions set forth in Section 6 hereof.

     6.   OPTION GRANTS.
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          (a) On June 1, 1994, there shall be granted automatically (without any action by the Administrator) a Stock Option to each Participating Director then in office to purchase 7,500 shares of Common Stock (an "Initial Option"). The Date of Grant of each such Option shall be the June 1, 1994. Whenever any person shall become a Participating Director, there shall be granted automatically (without any action by the Administrator) an Initial Option (the Date of Grant of which shall be the date such person shall have become a Participating Director) to such person to purchase 7,500 shares of Common Stock (subject to adjustment pursuant to Plan provisions).

          (b) On January 2 (or if January 2 is not a business day, on the next succeeding business day) in each calendar year after 1993 during the term of the Plan, there shall be granted automatically (without any action by the Administrator) a Stock Option (an "Annual Option") (the Date of Grant of which shall be such date in January) to each Participating Director then in office to purchase 3,750 shares of Common Stock (subject to adjustment pursuant to Section 8 hereof).

          (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no Participating Director shall receive more than one Option under Section 6 (a) and (b) in any calendar year.

          (d) On July 1 (or if July 1 is not a business day, on the next succeeding business day) of each calendar year, starting on July 1, 1995, an additional option to purchase 3,750 shares of Common Stock (an "Additional Option") will automatically be granted each non-employee director then in office, provided that this particular option grant shall terminate with respect to any non-employee director to the extent that such non-employee director has been granted a cumulative total of options to purchase 35,000 shares under the Plan.

          (e) Notwithstanding the provisions of paragraph (a), (b) and (c) above, any Participating Director may elect not to receive Options by providing written notice to the Corporation (i) with respect to an Initial Option, prior to becoming a director of the Corporation, and (ii) with respect to any Annual Option or Additional Option, at least six months prior to the date such Annual Option or Additional Option would otherwise be granted. No Participating Director making such election will receive any compensation in lieu of the declined Option(s).

     7.   TERMS AND CONDITIONS OF STOCK OPTIONS.
          -------------------------------------

          (a) Purchase Price.  The purchase price of Common Stock under each
              --------------
Stock Option granted under Section 6 shall be equal to the Fair Market Value of the Common Stock on the Date of Grant.

          (b) Exercise Period.  The right to exercise Stock Options shall accrue
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as follows:
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               (i) With respect to Stock Options granted on the Effective Date of the Plan pursuant to Section 6(a), commencing on the six-month anniversary of the Effective Date, such Stock Options may be exercised in their entirety.

               (ii) With respect to all Stock Options granted subsequent to the Effective Date,

               . Commencing on the first anniversary of the Date of Grant, each Stock Option may be exercised to the extent of one-third of the shares subject to the Stock Option.

               . Commencing on the second anniversary of the Date of Grant, each Stock Option may be exercised to the extent of one-third of the shares subject to the Stock Option, plus any shares with respect to which the Stock Option has previously become exercisable but has not been exercised.

               . Commencing on the third anniversary of the Date of Grant, each Stock Option may be exercised in its entirety, to the extent it has not previously been exercised.

Notwithstanding anything to the contrary in the Plan or any Option Agreement hereunder, no Option granted hereunder shall be exercised after ten years from its Date of Grant.

          (c)  Payment of Purchase Price.  Upon the exercise of a Stock Option,
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the purchase price will be payable in full in cash or its equivalent acceptable to the Corporation. In the discretion of the Administrator, the purchase price may be paid by the assignment and delivery to the Corporation of shares of Common Stock or a combination of cash and such shares equal in value to the exercise price. Any shares so assigned and delivered to the Corporation in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date.

          (d)  No Fractional Shares.  No fractional shares will be issued
               --------------------
pursuant to the exercise of a Stock Option nor will any cash payment be made in lieu of fractional shares.

          (e)  Termination of Directorship.  If a Participant's services as a
               ---------------------------
member of the Board terminate by reason of death, Disability or Normal Board Retirement, an Option granted hereunder held by such Participant shall be automatically accelerated with respect to its exercisability and shall become immediately exercisable in full for the remaining number of shares of Common Stock subject to such Option for three years after the date of such termination or until the expiration of the stated term of such Option, whichever period is shorter, and thereafter such Option shall terminate; provided, however, that if a Participant dies or suffers a Disability during said three-year period after Normal Board Retirement such Option shall remain exercisable in full for a period of three years after the date of such death or Disability or until the expiration of the stated term of such Option, whichever period is shorter, and thereafter such Option shall terminate. If a Participant's services as a member of the Board terminate for any other reason, any portion of an Option granted hereunder held by such Participant which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for three months after the date of such termination or until the expiration of the stated term of such Option, whichever period is shorter, and thereafter such Option shall terminate; provided, however, that if a Participant dies or suffers a Disability during such three month period, such Option may be exercised for a period of one year after the date of such Participant's death or Disability or until the expiration of the stated term of such Option, whichever period is shorter, in accordance with its terms, but only to the extent exercisable on the date of the Participant's death or Disability.

     8.   ADJUSTMENT PROVISIONS.
          ---------------------

          (a) Subject to Section 8(b), if the outstanding shares of Common Stock of the Corporation are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Corporation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares or other securities provided in Section 3(a),
(ii) the number and kind of shares or other securities subject to the then-outstanding Stock Options, (iii) the price for each share or other unit or any other securities subject to then-outstanding Stock Options without change in the aggregate purchase price or value as to which such Stock Options remain exercisable and (iv) the number, kind and price of shares or other securities to be granted pursuant to Section 6 hereof.

          (b) Notwithstanding the provisions of Section 8(a), upon dissolution or liquidation of the Corporation or upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation or as a result of which the outstanding Common Stock is converted into or exchanged for cash or securities of another issuer or both, or upon the sale of all or substantially all the assets of the Corporation, all restrictions applicable to the exercise of outstanding Stock Options shall continue in full force and effect and provision shall be made in connection with such transaction for the continuance of the Plan and the assumption of the outstanding stock Options by or the substitution for such Options of new options covering the stock of the successor corporation, or a parent or subsidiary thereof or the Corporation, with appropriate and proportionate adjustment in (i) the number and kind of shares or other securities or cash or other property subject to such Options and (ii) the price for each share or other unit of any other securities or cash or other property subject to such Options without change in the aggregate purchase price or value as to which such Options remain exercisable; provided, however, that if no public market exists for the Common Stock or the other securities or property which would be subject to such Options after consummation of such transaction, such Options shall be converted into the right to receive, upon exercise thereof, an amount of cash equal to the amount determined by the Administrator to be the fair market value of the effective date of such transaction of the stock, other securities, cash and other property that a share of Common Stock is entitled to receive, or into which it is converted, pursuant to such transaction.

          (c) Adjustments under Sections 8(a) and 8(b) will be made by the Administrator, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive in the absence of manifest error or arbitrary action. No fractional interest will be issued under the Plan on account of any such adjustments.

     9.   GENERAL PROVISIONS.
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          (a) The grant of any Stock Option under the Plan may also be subject to such other provisions (whether or not applicable to the Stock Option awarded to any other Participant) as the Administrator determines appropriate including, without limitation, provisions to assist the participant in financing the purchase of Common Stock through the exercise of Stock Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares acquired under any form of benefit, provisions giving the Corporation the right to repurchase shares acquired under any form of benefit in the event the Participant elects to dispose of such share, provisions to comply with federal and state securities laws and federal and state income tax withholding requirements and to such approvals by any regulatory or governmental agency which may be necessary or advisable in connection therewith.

          In connection with the administration of the Plan or the grant of any Stock Option, the Administrator may impose such further limitations or conditions as in its opinion may be required or advisable to satisfy, or secure the benefits of, applicable regulatory requirements (including those rules promulgated under Section 16 of the Exchange Act or those rules that facilitate exemption from or compliance with the Act of the Exchange Act), the requirements of any stock exchange or NASDAQ upon which such shares or shares of the same class are then listed, and any blue sky or other securities laws applicable to such shares.

          (b) No person shall be entitled to the privileges of stock ownership in respect of shares of stock which are subject to Options hereunder until such person shall have become the holder of record of such shares.

          (c) No fewer than 500 shares may be purchased at one time pursuant to any Stock Option unless the number purchased is the total number at the time available for purchase under the Stock Option.

          (d) Options shall not be transferable by the Participants other than by will or the laws of descent and distribution, and during the lifetime of any Participant shall be exercisable only by such Participant, except that to the extent permitted by applicable law, and Rule 16b-3 promulgated under the Exchange Act, the Administrator may permit a Participant to designate in writing during his lifetime a beneficiary to receive and exercise Stock Options in the event of such Participant's death. Following the death of a Participant, Stock Options held by such Participant shall be exercisable, in accordance with their terms, by such designated beneficiary or, if no such beneficiary has been designated, by the Participant's estate or by the person or persons who acquire the right to exercise it by bequest or inheritance. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Stock Option granted hereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no rights to the purported transferee, and shall at the sole discretion of the Administrator result in forfeiture of such Stock Option with respect to the shares involved in such attempt.

          (e) The Plan and all Stock Options granted under the Plan and the documents evidencing Stock Options shall be governed by, and construed in accordance with, the internal substantive laws (but not the law of conflict of laws) of the State of California.

     10.  AMENDMENT AND TERMINATION.
          -------------------------

          (a) The Board shall have the power, in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment shall be effective without approval of the shareholders of the Corporation, except as provided in
Section 8 of the Plan:

              (i) Change the class of persons eligible to receive Stock Options under the Plan; or

              (ii) Increase the number of shares of Common Stock subject to the Plan.

          (b) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Stock Option previously granted under the Plan.

          (c) The Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     11.  EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.
          -------------------------------------------

          This Plan was effective on June 1, 1994; the amendments to the original plan document were effective on June 8, 1995.